UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2014 (September 18, 2014)

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 18, 2014, Gastar Exploration Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Johnson Rice & Company L.L.C. and Wells Fargo Securities, LLC as underwriters (the “Underwriters”), in connection with an underwritten public offering of up to 19,550,000 shares of common stock (the “Common Shares”), including the Underwriters’ option to purchase up to an additional 2,550,000 shares. The issuance and sale of the Common Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-193832) of the Company, declared effective by the Securities and Exchange Commission on February 24, 2014. Closing of the issuance and sale of the Common Shares is scheduled for September 24, 2014. A legal opinion related to the Common Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to customary objections, for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of Barclays Capital Inc.

The description of the Underwriting Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Relationships

The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and affiliates of the Company, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of Wells Fargo Securities, LLC and IBERIA Capital Partners L.L.C. are lenders under the Company’s revolving credit facility. Wells Fargo Securities, LLC also serves as trustee under the indenture governing the Company’s 8 5/8% Senior Secured Notes due 2018 and serves as administrative agent under the Company’s revolving credit facility.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or affiliates of the Company. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.        Description of Document

1.1
Underwriting Agreement, dated September 18, 2014, by and among Gastar Exploration Inc. and Barclays Capital Inc., Johnson Rice & Company L.L.C. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2014	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description of Document

1.1
Underwriting Agreement, dated September 18, 2014, by and among Gastar Exploration Inc. and Barclays Capital Inc., Johnson Rice & Company L.L.C. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).